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                                                                      EXHIBIT 16



October 8, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 8, 1999 of The Resort at Summerlin, Limited Partnership and The Resort at Summerlin, Inc. and are in agreement with the statements contained in paragraph (a) therein. We have no basis to agree or disagree with other statements of the registrants contained therein.



                                                 /s/ Ernst & Young LLP